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                                                                   Exhibit 10-40

                        AGREEMENT FOR SALE AND PURCHASE
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                                OF NURSERY STOCK
                                ----------------

     This Agreement is made as of this 1st day of March, 1997 and is between Zelenka Nursery, Inc. of 16127 Winans, Grand Haven, MI 49417 ("Zelenka") and NaPro BioTherapeutics, Inc. of 6304 Spine Road, Unit A, Boulder, CO 80301 ("NaPro") with respect to the sale and purchase of certain Taxus Media Hicksii trees currently owned by Zelenka.

                      STATEMENT OF BACKGROUND INFORMATION
                      -----------------------------------
     A. Zelenka owns certain [TEXT REDACTED] trees and certain [TEXT REDACTED] trees which are currently growing in liners on real estate owned or controlled by Zelenka.

     B. NaPro desires to purchase from Zelenka and Zelenka desires to sell to NaPro approximately [TEXT REDACTED] trees and approximately [TEXT REDACTED] trees.

     C. NaPro desires to have Zelenka transplant, care for, and harvest the trees purchased by NaPro hereunder and the parties will enter into a separate Culture Agreement, in the form attached hereto, pursuant to which Zelenka will transplant, care for, harvest, and store the trees ("Culture Agreement").

     D. NaPro has agreed to lease from Zelenka certain real property on which the trees purchased hereunder will be transplanted and grown, and the parties will enter into a separate Lease in the form attached hereto.

     E. The parties desire to set forth the terms of their agreements in this writing.
                             STATEMENT OF AGREEMENT
                             ----------------------
     For their mutual convenience and protection, and in consideration of the mutual covenants and benefits contained in this Agreement, the parties agree as follows:
                    SECTION ONE:  SALE AND PURCHASE OF TREES
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     1.1   General Agreement.  Zelenka hereby agrees to sell to NaPro and NaPro
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agrees to purchase from Zelenka approximately [TEXT REDACTED] trees  (age as of the date hereof) and approximately [TEXT REDACTED] trees (age as of the date hereof) on the terms set forth in this Agreement. Such Trees are currently growing in liners on real estate owned or controlled by Zelenka.

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     1.2   Price and Terms of Sale.  NaPro shall pay [TEXT REDACTED].  The total
           -----------------------
purchase price (less the Earnest Money described below in paragraph 1.3) shall be calculated after the exact number of Trees has been identified under paragraph 1.5, and such sum shall be paid to Zelenka by NaPro in certified funds at the closing.

     1.3   Earnest Money and Execution of Documents.  Upon the parties'
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execution of this Agreement, NaPro shall deposit with Zelenka the sum of One
Hundred Thousand Dollars ($100,000.00) to be held by Zelenka as earnest money ("Earnest Money") to apply on the purchase price of the Trees hereunder. If Zelenka defaults on any of its obligations under this Agreement, NaPro shall be entitled to select one of the following options: (i) request a return of the Earnest Money, in which case : the Earnest Money shall be promptly refunded to NaPro by Zelenka, this Agreement shall be of no further effect, and neither party shall owe any liability or obligation to the other in connection with this Agreement, or (ii) pursue any of NaPro's legal and/or equitable remedies (including but not limited to specific performance) against Zelenka. If NaPro defaults on any of its obligations under this Agreement, Zelenka shall be entitled to select one of the following options: (i) retain the Earnest Money, in which case the Earnest Money shall be forfeited to Zelenka as liquidated damages, this Agreement shall be of no further effect, and neither party shall owe any liability or obligation to the other in connection with this Agreement, or (ii) pursue any of Zelenka's legal and/or equitable remedies (including but not limited to specific performance) against NaPro. The Earnest Money shall be credited against the purchase price for the Trees at the closing. Upon the parties' execution of this Agreement, the parties shall also execute and deliver to each other the Culture Agreement attached hereto as Exhibit 1.3A and the Lease attached hereto as Exhibit 1.3B.

     1.4   Matters Beyond Zelenka's Control.  If, for any reason beyond its
           --------------------------------
reasonable control (including without limitation, acts of God, acts of government, accident, fire, flood, natural disaster, weather-related causes, or failure of Comerica Bank to release all of the Trees from its collateral security interest) Zelenka is, or will be, unable to perform all of its obligations at closing hereunder, then Zelenka and NaPro shall each be entitled, by a written notice to the other, to terminate this Agreement, the Culture Agreement, and the Lease. In such event, Zelenka shall return the Earnest Money to NaPro, return to NaPro any sums (except sums for goods or services rendered which inure to the benefit of NaPro notwithstanding the termination of this Agreement) received by Zelenka under the Culture Agreement or the Lease, and neither party shall have any continuing obligation to the other under this Agreement, the Culture Agreement, or the Lease.

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     1.5   Selection and Number of Trees.  Zelenka shall be entitled to select,
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at or before the closing, from its total inventory of [TEXT REDACTED] Trees, those specific [TEXT REDACTED] Trees which will be sold to NaPro under the terms of this Agreement. The only specifications applicable to such selection shall be the following: (1) Zelenka shall select approximately [TEXT REDACTED] Trees and approximately [TEXT REDACTED] Trees, and (2) all such Trees shall be alive at the time of the closing. Zelenka shall not be entitled to select, and NaPro shall not be obligated to purchase, any number of [TEXT REDACTED] Trees which is more than five percent (5%) greater or less than [TEXT REDACTED], nor any number of [TEXT REDACTED] Trees which is greater or less than five percent (5%) of [TEXT REDACTED].

     1.6   Closing.  This sale shall be closed within 21 days after the
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transplanting of the six year old trees under the Culture Agreement on a date agreed upon by Zelenka and NaPro, which date shall be no later than June 30,
1997.   If the parties are unable to agree on a date or location for the closing, the closing shall be held on June 30, 1997 at the offices of Zelenka
Nursery at the address of Zelenka Nursery as set forth on page 1.     Zelenka
shall deliver to NaPro at the closing a warranty bill of sale which shall identify the specific Trees sold pursuant to this Agreement, the number of trees transferred, and the location of the transferred Trees as of the closing.

     1.7   Title and Risk of Loss.  Title to the Trees and risk of loss shall
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pass to NaPro at the closing.

                          SECTION TWO:  GENERAL TERMS
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     2.1   Arbitration.  Any disagreements or dispute between the parties shall
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be resolved exclusively by arbitration which shall be binding upon both of the parties. The arbitration shall be conducted by a panel of three (3) arbitrators under the rules of the American Arbitration Association. One (1) arbitrator shall be selected by Zelenka, one (1) by NaPro, and one (1) by the two (2) selected arbitrators. Any arbitration shall be conducted in Grand Haven, Michigan and the arbitrators shall apply Michigan law. Unless otherwise allocated or assessed by the arbitrators, the parties shall share equally the fees and expenses of the arbitrators.

     2.2   Warranties.   Except as expressly set forth in paragraph 6.3 of the
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Culture Agreement, Zelenka offers no representations or warranties regarding any
Trees purchased hereunder. Without limiting the generality of the foregoing, Zelenka offers no representations or warranties to NaPro regarding: (1) the quality or suitability of any Trees purchased hereunder or the cuttings thereof for any purpose whatsoever, or (2) the Trees' merchantability or their fitness

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for any particular purpose.

                         SECTION THREE:  MISCELLANEOUS
                         -----------------------------

     3.1   Successors and Assigns.  This Agreement shall be binding upon and
           ----------------------
inure to the benefit of the parties hereto and their respective successors, assigns, heirs, and personal representatives. Neither party shall assign any of its rights, privileges, or obligations under this Agreement without the written consent of the other party, which shall not be unreasonably withheld.

     3.2   Notices.  All notices, requests, demands, and other communications
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hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed certified or registered mail, return receipt requested with postage prepaid, to the parties at their addresses on page one of this Agreement. Any party may change its address by providing notice under this paragraph 4.2 to all of the other parties.

     3.3   Headings.  The headings of sections herein and in the exhibits
           --------
referred to herein are for convenience only and shall not control of effect any meaning or interpretation of any provision of this Agreement.

     3.4   Entire Agreement; Modifications.  This Agreement contains the
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entire agreement among the parties hereto with respect to the transactions contemplated hereby. This Agreement may be modified only by a written agreement signed by all of the parties hereto.

     3.5   Counterparts.  This Agreement may be executed in two (2) or more
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counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument.

     3.6   Applicable Law.  This Agreement shall be construed and enforced
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in accordance with the laws of the State of Michigan.

     3.7   Severability.  In the event that any of the provisions of this
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Agreement shall be held to be invalid or unenforceable, the same shall not affect the validity or enforceability of any other provisions of this Agreement, unless such validity or unenforceability shall materially affect and frustrate the intentions of the parties.

     3.8   Time is of the Essence.  All of the parties hereto agree and
           ----------------------
acknowledge that time is of the essence in connection with this Agreement.

     3.9   No Waiver.  No waiver of any rights of any party hereunder shall
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be effective

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against such party unless set forth in writing and signed by such party.
Further, no waiver of any right hereunder shall be construed to be a waiver of such right or any other right hereunder or in the future.



                                 ZELENKA NURSERY, INC.


                                 -----------------------------
                                 Paul Zelenka
                                 Vice President

                                 NAPRO BIO THERAPEUTICS, INC.


                                 -------------------------------
                                 Sterling K. Ainsworth
                                 President and Chief Executive Officer